EXHIBIT 99.1

Perry Ellis International Extends Maturity Date of its Senior Credit Facility

•	Amendment signed with Wells Fargo Bank and Bank of America, as lead and syndication agent, respectively

•	Term of senior credit facility extended until December 1, 2018

•	Continued availability on a revolving basis up to $125 million, subject to increases up to $200 million

MIAMI, January 13, 2014 (GLOBENEWSWIRE)

Perry Ellis International, Inc. (NASDAQ:PERY) announced that the Company has entered into an amendment to its Amended and Restated Loan and Security Agreement (the “Credit Facility”) to, among other things, extend the Company’s senior credit facility until December 1, 2018, with a consortium of financial institutions led by Wells Fargo Bank, N.A. and Bank of America, N.A., as lead and syndication agent, respectively.

“This amendment to our existing senior credit facility is a testament to the confidence our banking partners have in Perry Ellis International,” said Oscar Feldenkreis, Vice Chairman & Chief Operating Officer of Perry Ellis International. “The amended senior credit facility provides us with long-term financing flexibility as we continue to expand our global footprint, focus on direct channel growth and increase our market share. We are extremely pleased with the support provided by our banking partners and look forward to continuing our relationship with all the institutions involved,” continued Mr. Feldenkreis.

Pursuant to the Credit Facility, the Company may, subject to a borrowing base availability, borrow on a revolving basis up to $125 million. At the Company’s option, and subject to approval by the bank group, from time to time the Company may increase the size in increments of $25 million up to a maximum of $200 million. Under the amended Credit Facility, the terms are modified to reduce the LIBOR margin used to determine the interest rate payable on amounts outstanding under the Credit Facility from time to time to a range of 1.50% to 2.00% (depending on the Company’s quarterly average excess availability); and reduce the unused line fee payable to the lenders under the Credit Facility. Proceeds of the borrowings under the Credit Facility are being used for general working capital and other corporate purposes.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances, as well as select children’s apparel. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, Jantzen®, Laundry by Shelli Segal®, C&C California®, Rafaella®, Cubavera®, Ben Hogan®, Centro®, Munsingwear®, Savane®, Original Penguin® by Munsingwear®, Grand Slam®, Natural Issue®, Pro Player®, the Havanera Co.®, Gotcha®, MCD®, John Henry®, Mondo di Marco®, Redsand®, Manhattan®, Axist®, Farah®, Anchor Blue®, Miller’s Outpost®, Tahoe River Outfitters®, Original Khaki Company® and Techworks®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, Champions Tour® and Jack Nicklaus® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct to consumer retail markets, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, and other factors set forth in Perry Ellis International’s filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

SOURCE: Perry Ellis International, Inc.

Perry Ellis International, Inc.

Anita Britt, 305-873-1210